UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2011

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 25, 2011, Shutterfly, Inc. (“Shutterfly”) completed its previously announced acquisition of Tiny Prints, Inc. (“Tiny Prints”). The acquisition was made Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into as of March 21, 2011 by and among Shutterfly, Horsley Acquisition Sub I, Inc., a wholly owned subsidiary of Shutterfly (“Merger Sub”), Horsley Acquisition Sub II, LLC, a wholly owned subsidiary of Shutterfly (“Sister Sub”), Tiny Prints and a stockholder representative. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Tiny Prints (the “Initial Merger”), with Tiny Prints surviving as the transitory surviving corporation, immediately after which Tiny Prints merged with and into Sister Sub (the “Subsequent Merger”), with Sister Sub surviving. The Initial Merger, together with the Subsequent Merger, is collectively referred to herein as the “Merger.”

Pursuant to the terms of the Merger Agreement, all of the outstanding shares of capital stock of Tiny Prints, together with vested and unvested Tiny Prints equity awards, were acquired by Shutterfly for aggregate consideration comprised of (1) approximately $146.5 million in cash, and approximately 4.0 million shares of Shutterfly common stock issuable in exchange for shares of Tiny Prints capital stock and (2) Shutterfly equity awards for approximately 1.4 million shares of common stock in exchange for vested and unvested Tiny Prints’ equity awards assumed by Shutterfly, in each case pursuant and subject to the terms of the Merger Agreement. The aggregate 5.4 million shares of Shutterfly common stock issuable pursuant to the Merger Agreement represent approximately 18.5% of Shutterfly’s outstanding common stock as of March 30, 2011. Approximately 9% of the aggregate value of the consideration payable or issuable in the Merger was placed in escrow at closing for twelve months to secure claims for indemnification.

On April 25, 2011, Shutterfly entered into a registration rights agreement (the “Registration Rights Agreement”) with stockholders of Tiny Prints, the terms of which require Shutterfly to file a registration statement registering the resale of certain Shutterfly shares issued in the Merger, subject to the terms and conditions set forth therein and the Merger Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of that agreement which is filed as Exhibit 4.01 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to Shutterfly’s Current Report on Form 8-K dated March 21, 2011 and incorporated herein by reference. The Merger Agreement contains representations and warranties, which the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated herein by reference. The 4.0 million shares of Shutterfly common stock may be increased, or decreased, pursuant to the terms of the Merger Agreement based on certain post-closing adjustments. The issuance of the shares in the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares will be issued pursuant to the exemption from registration provided by Rule 506 of Regulation D under the Securities Act. In issuing the shares, Shutterfly will rely upon the representations and warranties of Tiny Prints’ stockholders in support of the satisfaction of the conditions contained in Regulation D.

Item 8.01 Other Events.

On April 25, 2011 the Company issued a press release announcing the completion of the Tiny Prints acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K, will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)	Exhibits

Number	Description

2.01
Agreement and Plan of Merger, dated as of March 21, 2011, by and among Shutterfly, Inc., Horsley Acquisition Sub I, Inc., Horsley Acquisition Sub II, LLC, Tiny Prints, Inc. and the Stockholder Representative (incorporated by reference to Exhibit 2.1 to Shutterfly’s Current Report on Form 8-K dated March 21, 2011).

4.01	Registration Rights Agreement, dated April 25, 2011, by and among Shutterfly, Inc. and the parties thereto.
99.01	Press Release, dated April 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash
Mark J. Rubash
Senior Vice President & Chief Financial Officer

Date:	April 25, 2011

EXHIBIT INDEX

Number	Description

2.01
Agreement and Plan of Merger, dated as of March 21, 2011, by and among Shutterfly, Inc., Horsley Acquisition Sub I, Inc., Horsley Acquisition Sub II, LLC, Tiny Prints, Inc. and the Stockholder Representative (incorporated by reference to Exhibit 2.1 to Shutterfly’s Current Report on Form 8-K dated March 21, 2011).

4.01	Registration Rights Agreement, dated April 25, 2011, by and among Shutterfly, Inc. and the parties thereto.
99.01	Press Release, dated April 25, 2011.